Exhibit 10.3

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (this “Agreement”) is made and entered into by Larry Bartlett (the “Employee”) and Bronco Drilling Company, Inc., a Delaware corporation (the “Company”), effective as of September 10, 2008 (the “Effective Date”).

RECITALS

WHEREAS, the Employee entered into that certain Employment Agreement with the Company on August 2, 2007 (the “Employment Agreement”);

WHEREAS, the parties mutually desire to terminate the Employment Agreement and the Employee’s employment with the Company; and

WHEREAS, the Employee and the Company desire to enter into an agreement to settle fully and finally any and all issues in any way connected with the Employee’s employment with the Company, the entire Employment Agreement, and the termination of the Employment Agreement and the Employee’s employment with the Company.

NOW, THEREFORE, in consideration of the mutual promises, agreements and valuable consideration contained herein, the sufficiency of which is hereby acknowledged, it is agreed as follows:

1.           Separation Payments and Continued Benefits.  In exchange for execution of this Agreement and the Employee’s release of claims against the Company herein, the Company will provide the Employee with the following payments and benefits:

(a)           the amount of Five Hundred Seventy Two Thousand Four Hundred Eighty Two Dollars ($572,482.00), minus applicable federal and state tax withholdings, with such withholdings to include those incurred upon the vesting of the Employees restricted stock described below;

(b)           the Employee shall be entitled to all of his vested benefits under the Company’s 401(k) Plan and retain the bonuses previously paid to him;

(c)           that on of the Effective Date, all unvested shares of Company restricted stock held by the Employee shall become vested;

(d)           title without encumbrances to that certain 2004 Lincoln Navigator, VIN# 5LMFU28R84LJ20333, with an agreed value of $7,000, without warranty from the Company except that the title is free and clear of encumbrances; and

(e)           the Employee agrees that the above-stated payments and benefits are fair and reasonable and are the sole monies and benefits which shall be due to him from the Company.

2.           Employment Agreement.

(a)           The Employee acknowledges timely receipt or waives notice, if any, required under the Employment Agreement and the Employee and the Company agree that as of the Effective Date the Employment Agreement, except as set forth in Section 2(b) below, and Employee’s employment with the Company and its direct and indirect subsidiaries, shall terminate.

(b)           The Employee’s obligations under Sections 7 and 9 in the Employment Agreement will remain in full force and effect following the Effective Date.

(c)           Other than as stated in this Agreement, and those obligations to Employee, if any, that exist under the Company’s 401(k) Plan, all duties and obligations owed by the Company to Employee, under the Employment Agreement or otherwise, will cease on the Effective Date.

3.           Release of Claims.

(a)           As an additional material inducement for the Company to enter into this Agreement, the Employee does hereby release and forever discharge the Company, its subsidiaries and affiliates, and each of their current and former parents, predecessors, subsidiaries, affiliates, agents, executors, administrators, attorneys, officers, partners, stockholders, employees, members, managers, trust beneficiaries, members of the Board of Directors, and each of their heirs, successors and assigns (collectively, “Releasees”) from any and all claims, charges, complaints, liabilities or obligations of any kind whatsoever, arising in tort or contract, whether known or unknown, which Employee may have, now has, or has ever had arising from the Employee’s employment with the Company, his resignation from that employment, the Employment Agreement, or any other matter or event which may have occurred on or before the Effective Date (the “Released Claims”).  The Released Claims include, but are not limited to, any and all claims, charges, complaints, liabilities or obligations under federal, state or local law, including the Oklahoma anti-discrimination statutes of Oklahoma, 25 Okla. Stat. tit. §§ 1101 et seq., Oklahoma discrimination and wage and hour law,  Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, the Americans With Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”).  The Employee further agrees not to bring any such Released Claim or action against the Releasees, either individually or collectively; provided, however, that the Employee may file a lawsuit to challenge the validity of the release of the ADEA claims under this Agreement, including the knowing and voluntary nature of the ADEA release under the OWBPA.  Anything herein to the contrary notwithstanding, the Employee does not release the Company from any liabilities, claims or obligations for vested benefits under the Company’s 401(k) Plan.

(b)           The Employee hereby represents that there are no outstanding civil or criminal charges, complaints, claims, grievances, or actions of any nature whatsoever previously filed or brought by the Employee or on the Employee’s behalf against the Released Parties pending before any federal, state, local, international or administrative court or agency as of the date of signing this Agreement.

(c)           Nothing in this Paragraph 3 shall interfere with the Employee’s right to file a charge with, or cooperate or participate in an investigation or proceeding conducted by, the Equal Employment Opportunity Commission (“EEOC”) or other federal or state regulatory or law enforcement agency.  However, the consideration provided to the Employee in this Agreement shall be the sole relief provided for the Released Claims and the Employee will not be entitled to recover, and the Employee agrees to waive, any monetary benefits or recovery against the Released Parties in connection with any such charge or proceeding without regard to who has brought such charge or proceeding.

(d)           The Employee agrees that if the Employee breaches this Agreement and initiates a legal proceeding or files a Released Claim with a federal, state or local agency, the Employee shall be liable for any and all expenses incurred by the person or entity who has to defend the action, including reasonable attorneys’ fees; provided however, that this Section 3(d) shall not apply to charges filed by the Employee with the EEOC or other federal or state regulatory or law enforcement agency or to claims initiated by the Employee to challenge the validity of the release of ADEA claims under this Agreement, including the knowing and voluntary nature of the ADEA release under the OWBPA.

4.           Company Property.  On or before the Effective Date, the Employee agrees to return to the Company all Company property, including Company credit card(s), Company documents, and all confidential information, including any copies, electronic or otherwise, that the Employee possesses or has under the Employee’s control. The Employee further agrees not to use any other property or asset of the Company at any time after the Effective Date without the prior written consent of the Company.

5.           Section 16 Compliance.  The Employee represents, warrants and covenants that, in relation to his ownership of Company common stock, he has complied with, and will continue to comply with, the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

6.           Voluntary Execution.  The Employee understands and agrees that he:

(a) may take up to twenty-one (21) calendar days to consider whether or not he desires to execute this Agreement;

(b) may revoke his release of the statutory claims described in Paragraph 3 of this Agreement at any time during the seven (7) calendar day period after he signs and delivers this Agreement to the Company (the “Revocation Period”).  Any such revocation must be in writing and delivered to the Company.  The Employee understands that at the end of the Revocation Period, the entire release of claims will be binding upon the Employee and will be irrevocable;

(c) has carefully read and fully understands all of the provisions of this Agreement;

(d) knowingly and voluntarily agrees to all of the terms set forth in this Agreement and to be bound by this Agreement;

(e) is hereby advised in writing to consult with an attorney and tax advisor of his choice prior to executing this Agreement and has had the opportunity and sufficient time to seek such advice;

(f) understands that rights or claims under the ADEA, that may arise after the Effective Date are not waived; and,

(g) acknowledges that the separation consideration set forth in Section 1 hereof is good and valuable consideration for the release and other covenants he is making in this Agreement and is in addition to any consideration to which he may already be entitled.

7.           Litigation and Regulatory Cooperation.  The Employee shall reasonably cooperate with the Company in the defense or prosecution of any claims or actions now in existence or that may be brought in the future against or on behalf of the Company that relate to events or circumstances that transpired while the Employee was employed by the Company.  The Employee’s cooperation in connection with such claims shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times.  The Employee shall cooperate fully with the Company in connection with any investigation or review by any federal, state or local authority as any such investigation or review relates to events or occurrences that transpired while the Employee was employed by the Company.

8.           Confidentiality.  As an additional material inducement to the Company to enter into this Agreement, the Employee agrees to keep the existence and terms of this Agreement confidential and will not disclose the provisions hereof to anyone except the Employee’s spouse, attorney(s), and tax advisor(s), except as required by law.  Any further disclosure, other than as authorized above, shall constitute a breach of this Agreement.

9.           Interpretation.  The language of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

10.           Governing Law and Consent to Venue.  All terms of this Agreement shall be governed and enforced in accordance with the laws of the State of Oklahoma and the parties agree that any dispute arising out of this Agreement will be litigated in state or federal court in Oklahoma County, Oklahoma, without reference to Oklahoma choice of law or conflict of law provisions or principles.

11.           Representations.  The parties to this Agreement represent and acknowledge that in entering and executing this Agreement, they have not relied upon any representations or statements made by any other party to this Agreement, or by the agents, representatives, or attorneys of any other party, with regard to the subject matter, basis, or effect of this Agreement.

12.           Entire Agreement.  This Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof.  No change, modification of, or waiver of any term or condition in this Agreement shall be valid or binding upon the Company or the Employee, unless such change, modification, or waiver is in writing, signed by the Company and the Employee.

13.           Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction (or arbitrator) to be illegal, unenforceable or void, the portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court (or arbitrator) will replace such illegal, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void, or unenforceable provision.  The balance of this Agreement shall be enforceable in accordance with its terms.

14.           No Admission of Liability.  This Agreement shall not in any way be construed as an admission by the Company or the Employee of any improper actions or liability whatsoever, and the Company and the Employee specifically disclaim any liability to or improper actions against the other or any other person, on the part of itself, its employees or its agents.

15.           Non-Disparagement.  The Employee agrees not to make negative or disparaging remarks to any person about the Company or any other Released Party, his employment with the Company, the termination of that employment, the Employment Agreement, or the events which led to this Agreement, and agrees that he will not speak publicly to the media or anyone else, individually or through his legal or other representatives, about these matters or this Agreement.

16.           Wavier of Breach.  The failure by either party to insist upon the performance of any one or more terms, covenants or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of any future performance of any such term, covenant or condition, and the obligation of either party with respect hereto shall continue in full force and effect, unless provided otherwise in writing signed by the Company and the Employee.

17.           Third-Party Beneficiaries.  Each of the parties hereto acknowledge and agree that the terms of this Agreement, including, but not limited to, the releases of claims by the Employee will inure to the benefit of the Company’s affiliates, owners, predecessors, successors, stockholders, agents, directors, officers, members, partners, employees, insurers, representatives, attorneys, consultants, employee welfare benefit plans, pension plans and/or deferred compensation plans and their trustees, administrators or other fiduciaries, successors and assigns of any of the foregoing, and all persons acting by, through, under, or in concert with them, or any of them, on the one hand, and Employee’s heirs, on the other hand, as the case may be.

18.           Legal and Tax Interpretations.  The parties acknowledge that the Company shall have no liability to the Employee or any other person concerning the legal or tax consequences of any provision of this Agreement.  The parties agree that neither party has offered legal or tax advice to the other party, that neither party has relied on legal or tax advice from the other party, and that both parties are voluntarily executing this Agreement after an adequate opportunity to consult with counsel of their choosing regarding its meaning and effect.  The parties agree that no other representations, warranties, covenants or other prior or contemporaneous agreements, oral or written, regarding the legal or tax advice concerning this Agreement shall be deemed to exist or bind any of the parties hereto.

19.           Indemnification.  Notwithstanding anything in this Agreement to the contrary, this Agreement shall have no effect upon the Employee’s right to indemnification under the Company’s Amended and Restated Certificate of Incorporation, Bylaws, or directors and officers liability insurance policy, if any such right exists, from claims made by third parties against the Employee, to the extent such corporate documents or policy covered the Employee during the term of his employment and applies to circumstances for which the Employee seeks indemnification.  This paragraph is not to be construed as requiring the Company to maintain any directors and officers liability insurance policy.

PLEASE READ CAREFULLY.  THIS SEPARATION AGREEMENT AND RELEASE INCLUDES THE RELEASE OF ALL CLAIMS AGAINST THE COMPANY THAT MAY HAVE OCCURRED UP THROUGH THE EFFECTIVE DATE, INCLUDING ALL CLAIMS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT.

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IN WITNESS WHEREOF, the parties have entered into this Agreement to be effective as of the Effective Date.

THE EMPLOYEE

/s/ LARRY BARTLETT
Larry Bartlett

Date:  September 10, 2008

THE COMPANY:

BRONCO DRILLING COMPANY, INC.

By: /s/ DAVID C. TREADWELL
Name: David C. Treadwell
Title: General Counsel
Date: September 10, 2008

STATE OF OKLAHOMA                                                      §
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COUNTY OF OKLAHOMA	§

BEFORE ME, the undersigned authority, on this day personally appeared Larry Bartlett, known to me to be the identical person who executed the within and foregoing instrument and acknowledged to me that he executed the same as his free and voluntary act and deed for the uses and purposes therein set forth.

SUBSCRIBED AND SWORN TO before me by Larry Bartlett, this 10th day of September, 2008.

/s/ RANDY WITZEL
Notary Public in and for the State of Oklahoma
My Commission Expires:

October 4, 2010

(seal)